UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2017

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 25, 2017, Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 325,626 shares of the Company’s common stock, out of a total number of 470,057 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The following matters were submitted at the Annual Meeting to the Company’s stockholders for consideration:

1.	The election of one Class I director who will serve for three years, or until his successor is elected and qualified; and

2.
The ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Marc Abrams was elected to serve as a Class I Director until the 2020 annual meeting of stockholders, or until his successor is elected and qualified, and the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017 was ratified.
The detailed final voting results of the shares voted with regard to each of these matters are as follows:
1.    Election of Class I director:

	For	Withheld	Broker Non-Votes
Marc Abrams	325,626	0	0
Continuing directors whose terms did not expire at the Annual Meeting were as follows: Bilal Rashid is currently serving as the Class II director and his term expires in 2018 and Robert J. Cresci is currently serving as the Class III director and his term expires in 2019.

2.
Ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
310,811	14,814	1
*****

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.

Date: October 25, 2017	By:	/s/ Bilal Rashid
Chief Executive Officer